UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2017

RED ROCK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37754	47-5081182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Red Rock Resorts, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on July 6, 2017, at which shareholders voted on the matters set forth below.

Proposal 1: Election of Directors

Nominee	For	Withheld
Frank J. Fertitta III	504,922,823	10,593,246
Lorenzo J. Fertitta	504,228,364	11,287,705
Robert A. Cashell, Jr.	496,731,147	18,784,922
Robert E. Lewis	497,741,813	17,774,256
James E. Nave, D.V.M.	497,705,539	17,810,530

Broker Non-Votes: 1,878,256 for each of Mr. Fertitta, Mr. Fertitta, Mr. Cashell, Mr. Lewis and Dr. Nave.

Each of the foregoing directors was elected and received the affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum was present.

Proposal 2: “Say-on-pay” non-binding advisory vote

For	Against	Abstain
515,468,909	37,472	9,688

Broker Non-Votes: 1,878,256

The foregoing Proposal 2 was approved on an advisory basis.

Proposal 3: “Say-on-frequency” non-binding advisory vote

1 Year	2 Years	3 Years	Abstain
509,081,828	12,714	6,417,469	4,058

Broker Non-Votes: 1,878,256

Proposal 4: Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017

For	Against	Abstain
517,376,510	10,442	7,373

Broker Non-Votes: 0

The foregoing Proposal 4 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Rock Resorts, Inc.

/s/ Richard J. Haskins
Date: July 7, 2017	By:	Richard J. Haskins
President